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Proxy Statement Pursuant to Section 14(a)
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Northrop Grumman Corporation

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May 14, 2025

Information Regarding the 2025 Annual Meeting of Shareholders

Northrop Grumman’s 2025 Annual Meeting of Shareholders will be held on Wednesday, May 21. If you hold Northrop Grumman shares through one of the company savings plans, read on for information about voting.

If you hold shares, you should have received an email notification from Broadridge on Monday, April 7 with a subject line of “Vote Now! NORTHROP GRUMMAN CORPORATION Annual Meeting.” It would have been sent to your email address on record (either your personal or company address) and includes instructions for viewing the 2025 Proxy Statement and Annual Report, as well as for voting your shares. You can also visit www.ProxyVote.com and follow the instructions given there, or vote through one of the other ways described in the 2025 Proxy Statement, which can be accessed on the company’s investor relations webpage (investor.northropgrumman.com).

The voting deadline for participants in the Northrop Grumman Savings Plan or the Northrop Grumman Financial Security and Savings Program for the company’s 2025 Annual Meeting of Shareholders is Sunday, May 18, at 11:59 p.m. Eastern time. The proposals scheduled to be presented and the voting recommendations of the company’s board of directors can be found in the company’s 2025 Proxy Statement. Your vote is important, and your input is valued.

Note that you may have received multiple communications (electronically and/or by mail) containing proxy materials and voting instructions for each type of account in which you hold Northrop Grumman shares. Review each communication carefully as it is likely not a duplicate, and be sure to vote all of your shares in each of your accounts.

Northrop Grumman values your input as a shareholder and we encourage you to vote.

Note: This communication has been sent to all company employees located in the United States, however not all recipients of this message may hold shares. If you are uncertain if you hold shares of Northrop Grumman through a company savings plan, please visit NetBenefits.

This has been published for Northrop Grumman employees and is intended for internal distribution only.

News Release	Contact: Kate Mauss (Media) 410-832-6792 (office) katherine.mauss@ngc.com Todd Ernst (Investors) 703-280-4535 (office) todd.ernst@ngc.com

Northrop Grumman to Host Virtual Annual Shareholders Meeting

FALLS CHURCH, Va. – May 14, 2025 – Northrop Grumman Corporation (NYSE: NOC) will conduct its annual shareholders meeting exclusively online on Wednesday, May 21 at 8 a.m. Eastern time. You may access the virtual meeting by following this link, or by visiting virtualshareholdermeeting.com/NOC2025. We will also provide a link to the virtual meeting on our investor relations webpage at http://investor.northropgrumman.com. A replay will be available for two weeks following the meeting.
If you are a shareholder as of the record date, you may participate, vote, ask questions and review our meeting rules by joining the virtual meeting and using your 16-digit voting control number to log-in. You can log-in to the virtual meeting platform at 7:45 a.m. Eastern time, 15 minutes before the meeting begins. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted on the virtual meeting page. You may also check our investor relations webpage for information about meeting rules or other information regarding the meeting.
Your vote matters. All shareholders are encouraged to vote promptly in advance of the meeting by using one of the methods described in the proxy materials for the annual shareholders meeting.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.
Note: Statements in this press release, and statements to be made during the virtual annual shareholders meeting, including in any accompanying materials, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “strategy,” “project,” “forecast,” “achieve,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals,” “confident,” “on track” and similar expressions generally identify these forward-looking statements. These forward-looking statements speak only as of the date when made,
Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
news.northropgrumman.com

and the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this release or the date of the virtual annual shareholders meeting, except as required by applicable law. Forward-looking statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. A discussion of these risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission.

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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
news.northropgrumman.com